Exhibit 10.11

MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH

TECHNOLOGY LICENSE CONTRACT

Article 1.00 - Preliminary Provisions.

1.01 EFFECTIVE DATE. The effective date of this contract is June 4, 2007

1.02 PARTIES. There are two parties to this contract (together called “the Parties” or individually “a Party”). They are:

(a)	MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH, a Minnesota charitable corporation, located at 200 First Street SW, Rochester, Minnesota 55905-0001 (called “MAYO” in this contract), and

(b)	Cardio[3] BioSciences, a Belgian company in the process of being created, located at Boulevard de France 9, 1420 Braine l’Alleud, Belgium (called the “COMPANY” in this contract).

1.03 PURPOSE OF CONTRACT. Certain inventions have been made in connection with MAYO’s research, patient care, and education programs. By assignment of the inventions from the inventors, MAYO owns certain patent-rights, and know-how. MAYO intends to grant licenses to use its patent rights, and know-how for the development of products, processes, and methods for public use and benefit. The COMPANY intends to develop marketable products, processes, and methods for public use and benefit within the Territory described in this contract, by using the Licensed Invention and Licensed Know-How. Both parties acknowledge that MAYO has carefully selected the COMPANY because of the COMPANY’s best suited characteristics which make the COMPANY especially suitable as a licensee of the invention. The COMPANY enters this licensing contract with MAYO for use of the Licensed Invention, patent rights, and Know-How on an exclusive basis, subject only: (a) to MAYO’s right to make, have made, and use the Licensed Invention and Know-How on a royalty-free basis within its and its Affiliates’ own programs; and (b) to the rights, if any, of the United States government.

Article 2.00 - Definitions.

2.01 LICENSED INVENTION means Cardiogenic Cocktail for Production of Cardiac Cells (MAYO reference number MMV# 2004-182). If not patented, then the Licensed Invention is MAYO’s trade secret. This definition also includes licensed patent rights under pending PCT Patent Application Serial No. US2005/026800, filed July 29, 2005, and any divisions, continuations, and continuations-in-part based thereon, and any patents which may issue therefrom, and any reissues or extensions thereof.

2.02 AFFILIATE for Mayo shall mean, any corporation or other entity within the same “controlled group of corporations” as Mayo or its parent, Mayo Clinic. For purposes of this definition, the term “controlled group of corporations” will have the same definition as section 1563 of the Internal Revenue Code as of November 10, 1998, but will include corporations or other entities which if not a stock corporation, more than 50% of the board of directors or other governing body of such corporation or other entity is controlled by a corporation within the controlled group of corporations of MAYO or Mayo Clinic. Mayo’s Affiliates include, but are not limited to: Mayo Clinic; Mayo Collaborative Services, Inc.; Rochester Methodist Hospital; Saint Marys Hospital; Mayo Clinic Rochester; Mayo Clinic Jacksonville; St. Luke’s Hospital Association; Mayo Clinic Arizona; and its Mayo Health System entities.

2.03 FIELD OF USE means treatment of embryonic and autologus mesenchymal stem cells to guide development into cardiomyocytes for the treatment of myocardial infarction, ischemic heart disease, ischemic and non-ischemic cardiomyopathy.

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2.03 FIELD OF USE means treatment of embryonic and autologus mesenchymal stem cells to guide development into cardiomyocytes for the treatment of myocardial infarction, ischemic heart disease, ischemic and non-ischemic cardiomyopathy.

2.04 QUARTER begins on the date in Section 1.01 of this contract, and thereafter begins on the first day of each January, April, July, and October during the term of this contract.

2.05 YEAR begins on the date in Section 1.01 of this contract, and thereafter begins on the first day of each January during the term of this contract.

2.06 LICENSED KNOW-HOW means trade secrets including technical information, whether or not patentable, including but not limited to engineering, scientific, and practical information and formulas; information about qualities, uses, and sales methods and procedures; information about materials and sources; blueprints, drawings, specifications, and other relevant writings used in the design, manufacture, and sale of products, processes, and methods in connection with the Licensed Invention.

2.07 MAYO INFORMATION means all information embodied in the Licensed Invention, and Licensed Know-How, or expressly marked, labeled, referenced in writing, which is disclosed to the COMPANY by MAYO, relating in any way to MAYO’s markets, customers, patents, inventions, products, procedures, designs, plans, organization, employees, or business in general, but not including:

(a)	information which, before disclosure becomes part of the public domain through no action or fault of the COMPANY; or

(b)	information which the COMPANY can show was in its possession before disclosure by MAYO to the COMPANY and was not acquired, directly or indirectly, from MAYO; or

(c)	information which was received by the COMPANY from a third party having a legal right to transmit such information.

2.08 TERMINATION of this contract means the ending, expiration, rescission, or any other discontinuation of this contract for any reason whatsoever.

2.09 TERRITORY means the world.

Article 3.00 - Grant of Rights.

3.01 GRANT. Subject only to the exceptions described in Section 1.03 of this contract, MAYO grants to the COMPANY an exclusive license to make, have made, use, modify, enhance, promote, market and/or sell the Licensed Invention whether or not patented, and a non-exclusive right to use the Licensed Know-How, in the Territory within the Field of Use, according to the terms of this contract. The Licensed Invention and Know-How, if not patented, are trade secrets of MAYO.

3.02 PURCHASE AT COST. MAYO may, at its sole option, purchase the Licensed Invention in any quantity at cost from the COMPANY, and use the Licensed Know-How without cost to MAYO, exclusively within MAYO’s and its Affiliates’ own programs provided such programs are only for internal (research or clinical) use and do not include any allocation of right to any third party neither any sale or marketing of products derrivated from the Licensed Invention. No Royalty will be due to MAYO for these sales to MAYO.

3.03 DISCLOSURE OF KNOW-HOW. Within one month after execution of this contract, MAYO shall make available to the COMPANY the Licensed Know-How. MAYO, however, owns the materials in which the Licensed Know-How is embodied, including, but not limited to, prototypes, blueprints, and plans. The COMPANY shall have the right to confer with the inventors (so long as they are employees of MAYO or its Affiliates) for a reasonable period and at such times that are mutually convenient.

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3.04 Confidential Information’’ means any and all information, data, results, Inventions, trade secrets, techniques, material, or compositions of matter of any type or kind, including without limitation all know-how and all other scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, personnel, financial, legal and commercial information or data, whether communicated in writing, orally or by any other method, that a Party treats or identifies as confidential and, in each case, is disclosed by one Party to the other Party with respect to such disclosing Party’s rights or obligations under this contract.

3.04.01 Nondisclosure Obligation

(a) Confidential Information. All Confidential Information shall be maintained in confidence by the receiving Party and shall not be disclosed to any non-Party (N.B. subcontractor free lance associates are not covered - see D) or used for any purpose except to exercise its rights and perform its obligations under this contract without the prior written consent of the disclosing Party, except to the extent that the receiving Party can demonstrate by competent written evidence that such Confidential Information:

(i) is known by the receiving Party at the time of its receipt and, not through a prior disclosure by the disclosing Party, as documented by the receiving Party’s business records;

(ii) is in the public domain other than as a result of any breach of this Agreement by the receiving Party;

(iii) is subsequently disclosed to the receiving Party on a non-confidential basis by a third party who may lawfully do so; or

(iv) is independently discovered or developed by the receiving Party without the use of Confidential Information provided by the disclosing Party, as documented by the receiving Party’s records.

(b) Return of Confidential Information Upon Expiration or Termination of contract. Within thirty (30) days after any expiration or termination of this contract, each Party shall destroy (and certify to the other Party such destruction) or return (as requested by the other Party) all Confidential Information provided by the other Party except as otherwise set forth in this contract, and except that each Party may retain a single copy of the Confidential Information in its confidential legal files for the sole purpose of ascertaining its ongoing rights and responsibilities regarding the Confidential Information.

3.04.02 Permitted Disclosures

(a) Permitted Disclosure. Each Party may disclose Confidential Information provided by the other Party to the extent such disclosure is reasonably necessary in the following instances:

(i) disclosure to governmental or other regulatory agencies in order to obtain patents, or to gain or maintain approval to conduct clinical trials or to market Licensed Invention (in each case to the extent permitted by this contract), but such disclosure may be only to the extent reasonably necessary to obtain patents or authorizations;

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(ii) complying with applicable court orders or governmental regulations, including without limitation rules or regulations of the Securities and Exchange Commission, or by rules of the National Association of Securities Dealers, any securities exchange or NASDAQ; provided, however, that the receiving Party shall first have given notice to the other Party hereto in order to allow such Party the opportunity to seek confidential treatment of the Confidential Information;

(iii) disclosure to consultants, agents or other third parties solely to the extent required to accomplish the purposes of this contract or in connection with due diligence or similar investigations by such third parties, and disclosure to potential third party investors in confidential financing documents, in each case on the condition that such third parties agree to be bound by confidentiality and non-use obligations at least equivalent in scope to those contained in this contract or for the purposes of such financing; provided the term of confidentiality for such third parties shall expire no less than three (3) years after the expiry or earlier termination of this contract.

(b) Written Agreements. Each Party shall have in effect a policy requiring or obtain written agreements from each of its employees, consultants and contractors who perform work on the Sponsored Research Program, which agreements shall obligate such persons to similar obligations of confidentiality and to assign to such Party all know-how, information and Inventions conceived, made or reduced to practice by such persons during the course of performing the Sponsored Research Program. Each Party will notify the other Party promptly upon discovery of any unauthorized use or disclosure of the Confidential Information of the other Party.

(c) Required Disclosure. If a Party is required by judicial or administrative process to disclose Confidential Information that is subject to the non-disclosure provisions of Section 3.04.1, such Party shall promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations. Each Party shall provide reasonable cooperation to the other Party in any such process. Confidential Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this article 3.04, and the Party disclosing Confidential Information pursuant to law or court order shall take all reasonable steps necessary, including without limitation obtaining an order of confidentiality, to ensure the continued confidential treatment of such Confidential Information.

3.04.03 Publication. If a Party, its employees or consultants wishes to make a written publication or oral presentation related to a Licensed Invention, that Party shall deliver to the non-publishing Party a copy of the proposed written publication or an outline of an oral disclosure at least thirty (30) days prior to submission for publication or presentation. The non-publishing Party shall have the right to review and propose modifications to the publication or presentation for patent reasons, trade secret reasons or business reasons or (b) to request a reasonable delay in publication or presentation in order to protect patentable information. If the non-publishing Party requests modifications to the publication or presentation, the Party wishing to make such written publication or oral presentation shall edit such publication or presentation to prevent disclosure of trade secret or proprietary business information of the non-publishing Party prior to submission of the publication or presentation, and/or delay such publication or presentation.

3.04.04 Publicity/Use of Names

(a) General. Either Party shall be free to disclose, without the other Party’s prior written consent, the existence of this contract, the identity of the other Party and those terms of the contract which have already been publicly disclosed in accordance herewith.

(b) Trademarks. Except as set forth in Section 3.04.04(a), or as expressly permitted by this contract, neither Party shall use the name, trademark, trade name or logo of the other Party or its employees, including in any publicity, news release or disclosure relating to this contract or its subject matter, without the prior express written permission of the other Party.

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(b) Protection of Interests. The Parties will use commercially reasonable efforts to ensure that the content of any oral statement or written disclosure or publication will comply with applicable laws and regulations and will not adversely affect the Parties’ commercial interests.

Article 4.00 - Consideration and Royalties.

4.01 CONSIDERATION. The license Grant under this contract will be remunerated with an initial royalty, which is nonrefundable and amounts to € 9,500,000.00. No other royalties will be due

4.02 TAXES. Unless in case of purchase at cost (see section 3.02 hereabove) the COMPANY is responsible for all taxes (other than net income taxes), duties, import deposits, assessments, and other governmental charges, however designated, which are now or hereafter will be imposed by any authority in or for the Territory, (a) by reason of the performance by MAYO of its obligations under this contract, or the payment of any amounts by the COMPANY to MAYO under this contract; (b) based on the Licensed Invention or use of the Licensed Invention; or (c) which relate to the import of the Licensed Invention into the Territory.

4.03 NO DEDUCTIONS. All payments to be made by the COMPANY to MAYO under this contract represent net amounts MAYO is entitled to receive, and shall not be subject to any deductions or offsets for any reason whatsoever. If such payments become subject to taxes, duties, assessments, or fees of any kind levied in the Territory, such payments from the COMPANY shall be increased to the extent that MAYO actually receives the net amounts due under this contract.

4.04 U.S. CURRENCY. All payments to MAYO under this contract shall be made by draft drawn on a United States bank, and payable in United States dollars

Article 5.00 Research

5.01 RESEARCH FUNDING Beginning in 2008, and for a total of three years. COMPANY will contribute to research funding at MAYO in the amount of $ 742.500 per year. The research projects hereto related will be documented in advance with a project plan and budget which will be proposed by MAYO mutually agreed after discussion out of good faith among the parties. These projects plans shall include specific aims and deliverables to be reasonably acceptable to the Company. In this context, payments will be made in four equal quarterly installments of $ 185,625 payable at the beginning of each relevant quarter. Any improvement developed in the course of work under any of these projects plans will fall under the license Grant in this contract. MAYO will report any research findings under this Section 5.01 to the COMPANY on a quarterly basis (hereinafter “the Sponsored Research”).

5.02 COMPANY DIRECTED RESEARCH In addition to the research under Section 5.01, MAYO and COMPANY will develop a budget, timeline and list of specific deliverables for any research that the COMPANY and MAYO desire to perform.

5.03 PURCHASE OF EQUIPMENT COMPANY will pay MAYO $337,000 to be used to purchase equipment to be used for the Sponsored Research described in Sections 5.01 and 5.02. This equipment may be used for other research at MAYO but preference will be given to any project funded by COMPANY. This payment is due no later than March 15, 2008

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Article 6.00 - Warranties and Indemnification.

6.01 Mayo represents and warrants to COMPANY that to the best of Mayo’s internal patent counsel’s knowledge, no third party has sent written notice to Mayo that practice of the Licensed Invention infringes on any third party’s intellectual property rights.

6.02 USE OF NAME AND LOGO. The COMPANY shall not use publicly for publicity, promotion, or otherwise, any logo, name, trade name, service mark, or trademark of MAYO or its Affiliates, including, but not limited to, the terms “Mayo®,” “Mayo Clinic®,” or any simulation, abbreviation, or adaptation of the same, or the name of any MAYO employee or agent, without MAYO’s prior, written, express consent. MAYO may withhold such consent in MAYO’s absolute discretion.

6.03	MAYO PATENTS. Except as expressly provided in this contract, nothing shall be construed

(a)	a warranty or representation by MAYO as to the validity or scope of any patents contained in the Licensed Invention;

(b)	an obligation to bring or to prosecute actions against third parties for infringement of patent

(c)	conferring by implication, estoppel, or otherwise any patents of MAYO.

6.04 WARRANTIES. MAYO HAS NOT MADE AND PRESENTLY MAKES NO PROMISES, GUARANTEES, REPRESENTATIONS OR WARRANTIES OF ANY NATURE, DIRECTLY OR INDIRECTLY, EXPRESS OR IMPLIED, REGARDING THE MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SUITABILITY, DURABILITY, CONDITION, QUALITY, OR ANY OTHER CHARACTERISTIC OF THE LICENSED INVENTION. THE COMPANY TAKES THE LICENSED INVENTION “AS IS,” “WITH ALL EVENTUAL TECHNICAL FAULTS,” AND “WITH ALL EVENTUAL DEFECTS,”.

6.05 INDEMNIFICATION. the COMPANY will defend, indemnify, and hold harmless MAYO and MAYO’s Affiliates from any and all third party claims, actions, demands, judgments, losses, costs, expenses, damages and liabilities (including but not limited to reasonable attorneys fees and other expenses of litigation), regardless of the legal theory asserted, arising out of or connected with:

(a)	use by the COMPANY of Patent Rights or information furnished or licensed under this Agreement;

(b)	design, manufacture, distribution, use, sale, or other disposition of Products, including Licensed Products, by the COMPANY or its transferees; and

(c)	any obligation of COMPANY hereunder.

As used in Sections 6.04 and 6.05, MAYO and its Affiliates include the trustees, officers, agents, and employees of MAYO and its Affiliates. The parties agree that the indemnity stated in this Section 5.04 should be construed and applied in favor of indemnification. COMPANY will, during the Term, carry insurance at a level commensurate with their obligation to indemnify MAYO. In any case, prior to any use in humans, COMPANY will carry occurrence-based liability insurance, including products liability and contractual liability, in an amount and for a time period sufficient to cover the liability assumed by COMPANY hereunder, such amount being at least one million US dollars ($ 1,000,000). Notwithstanding the foregoing, COMPANY shall not, without MAYO’s prior written consent, settle or compromise any Claim in a manner that would require MAYO to admit liability or incur financial obligation. MAYO may be represented by counsel of its own choosing, at its own expense.

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6.06	ADDITIONAL WAIVERS. THE COMPANY AGREES THAT MAYO SHALL NOT BE LIABLE FOR ANY LOSS OR DAMAGE CAUSED BY DELAY IN FURNISHING PRODUCTS OR SERVICES, OR ANY OTHER PERFORMANCE UNDER THIS CONTRACT, UNLESS RESULTING FROM MAYO’S NEGLIGENCE OR WILLFULL AND WANTON MISCONDUCT.

IN NO EVENT SHALL PARTIES’ LIABILITY OF ANY KIND INCLUDE ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL LOSSES OR DAMAGES, EVEN IF THE BREACHING PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO CASE SHALL PARTIES LIABILITY FOR DAMAGES OF ANY TYPE EXCEED THE DOUBLE OF TOTAL ROYALTIES WHICH HAVE ACTUALLY BEEN PAID TO MAYO BY THE COMPANY AS OF THE DATE OF FILING OF THE ACTION AGAINST MAYO WHICH RESULTS IN THE SETTLEMENT OR AWARD OF DAMAGES.

Article 7.00 - Term and Termination.

7.01 TERM. The term of this contract is for the longer of 10 years, or for the life of the last of any patents that may be related to the Licensed Invention.

7.02 TERMINATION.

a)	If the COMPANY defaults in the payment of any fees, or payment, or in the making of any report; or makes a false report MAYO may, at its sole option, terminate this contract upon written notice to the COMPANY, Termination being effective upon thirty (30) days after mailing or personal delivery unless such default or other breach is first cured.

b)	MAYO may terminate this license at any time after January 2011 if MAYO, has reasonable evidence that the COMPANY does not intend to develop the Licensed Invention commercially. MAYO and the COMPANY will first try to resolve the disagreements in good faith. Should the disagreements remain, MAYO and the COMPANY agree to binding arbitration as to the validity of the evidence.

7.03 CHALLENGE BY OR INSOLVENCY OF COMPANY. MAYO may terminate this contract immediately upon written notice to the Company if the Company ceases conducting business in the normal course, becomes insolvent or bankrupt, makes a general assignment for the benefit of creditors, admits in writing its inability to pay its debts as they are due, permits the appointment of a receiver for its business or assets, or avails itself of or becomes subject to any proceeding under any statute of any governing authority relating to insolvency or the protection of rights of creditors.

7.04	INFRINGEMENT OF THIRD PARTY RIGHTS.

MAYO should upon first demand of COMPANY execute a specific license agreed with said third party in order to safeguard COMPANY’s use of the Licensed Invention under this contract. MAYO should bear all costs hereto related.

7.05 SURVIVAL. The following obligations survive the Termination of this contract:

(a)	the COMPANY’s obligation to supply reports covering the time period up to the date of Termination;

(b)	MAYO’s right to receive payments, fees, and royalties (including minimum royalties) accrued or accruable from payment at the time of any Termination;

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(c)	the COMPANY’s obligation to maintain records, and MAYO’s right to have those records inspected;

(d)	any cause of action or claim of MAYO, accrued or to accrue, because of any action or omission by the COMPANY;

(e)	the COMPANY’s obligations stated in Sections 3.04, 6.02 and 6.05 of this contract; and

(f)	unless if terminated pursuant to section 7.02, the COMPANY’s obligation to return all materials given to it by MAYO, including inventory.

Article 8.00 - Best Efforts.

8.01 REPRESENTATIONS OF THE COMPANY. The COMPANY has represented to MAYO, to induce MAYO to enter into this contract, that the COMPANY is experienced in the development, production, quality control, service, manufacture, marketing, and sales of products similar to the Licensed Invention, and that it will commit itself to a thorough, vigorous, and diligent program of marketing the Licensed Invention. COMPANY also represents to MAYO that all product sold in the United States will be manufactured substantially in the United States.

8.02 COMPANY EFFORTS. If at any time during the term of this contract, the COMPANY is not exercising, or is presently unable to exercise, its best efforts in the development, production, quality control, service, manufacture, marketing, or sales of the Licensed Invention, then MAYO may terminate the exclusivity of this contract immediately upon written notice to the COMPANY. The criteria MAYO may use in reaching such a conclusion include, but are not limited to, the loss for any reason of key personnel from the COMPANY, and the present or projected financial status of the COMPANY.

8.03 MAYO EFFORTS If at any time during the term of this contract, MAYO is clearly not exercising, or is presently unable to exercise, reasonable efforts in the execution of this contract, COMPANY will promptly notify MAYO of any specific actions or inactions that indicate such lack of effort. If Mayo does not reasonably cure within 120 days, COMPANY will no longer be obliged to pay any outstanding research funding upon written notice to MAYO.

Article 9.00 - Patents.

9.01 PATENT NUMBERS. The COMPANY shall mark all Licensed Invention units sold in the United States with any applicable United States patent numbers, and all Licensed Invention units sold in countries other than the United States with any applicable patent numbers of the country of sale. All Licensed Invention units shipped to or sold in other countries in the Territory shall be marked in such a manner as to conform with the patent laws and other laws of the country of manufacture or sale.

9.02 INFRINGEMENT BY THIRD PARTY. Notwithstanding anything else in this contract, if at any time a third party shall infringe any unexpired licensed patent right licensed in this contract, and if such infringement shall come to the attention of either MAYO or the COMPANY, that party shall promptly give notice in writing to the other party of the existence of such infringement, and the parties to this contract shall, upon mutual agreement, decide on an appropriate course of action to take against the infringer in view of all of the circumstances then existing. MAYO shall not unreasonably withhold such agreement.

9.03 PATENTS. The COMPANY shall pursue patent coverage and maintain patents for the Licensed Invention at its own expense. Any patents resulting from the Licensed Invention or based upon the Licensed Invention shall be applied-for on behalf of MAYO if invented by MAYO, assigned to the COMPANY if invented by the COMPANY and jointly assigned if jointly invented.

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Article 10.00 - General Provisions.

10.01 ASSIGNMENT AND SUBCONTRACT. The COMPANY is strictly prohibited from assigning or subcontracting any of its obligations or rights under this contract without MAYO’s prior, express, written consent, which consent may not be unreasonably withheld.

10.02 WAIVER. No part of this contract may be waived except by the further written agreement of the parties. Forbearance in any form from demanding the performance of a duty owed under this contract is not a waiver of that duty. Until complete performance of a duty owed under this contract is accomplished, the party to which that duty is owed may invoke any remedy under this contract or under law, despite its past forbearance in demanding performance of that duty.

10.03 GOVERNING LAW AND JURISDICTION. This contract is made and performed in Minnesota. It is governed by Minnesota law, but specifically not including Article 2 of the Uniform Commercial Code as enacted in Minnesota. This is not a contract for the sale of goods. In addition, no Minnesota conflicts-of-law or choice-of-laws provisions apply to this contract. To the extent the substantive and procedural law of the United States would apply to this contract, it supersedes the application of Minnesota law. [The exclusive fora for actions between the parties in connection with this contract are the State District Court sitting in Olmsted County, Minnesota, or the United States Court for the District of Minnesota.]

10.04 HEADINGS. The headings of articles and sections used in this document are for convenience of reference only, and are not a part of this contract.

10.05 NOTICES. Any notice required to be given under this contract is properly provided if in writing and either personally delivered, or sent by express or certified mail, postage prepaid, to the parties at the following addresses, unless other addresses are provided consistent with this Section 10.5:

Mayo Foundation for Medical Education and Research

200 First Street SW

Rochester, Minnesota 55905-0001

Attn: Office of Technology Commercialization, Mayo Medical Ventures

Cardio3 BioSciences (in the process of being created)

Boulevard de France 9

1420 Braine l’Alleud

Unless otherwise expressly specified in this contract, notices sent by mail are considered effective upon the earlier of: the fifth (5th) day after dispatch (or the tenth (10th) day after dispatch if dispatched by air mail other than in the United States) or the day of actual receipt. Notices personally delivered are considered effective upon the date of delivery. It is the responsibility of the party giving notice to obtain a receipt for delivery of the notice, if that party considers such a receipt advisable.

10.06 LIMITATION OF RIGHTS CREATED. This contract is intended only to benefit the two parties to it. They have no intention to create any interests for any other party. Specifically, no interests are intended to be created for any customer, patient, research subjects, or other persons (or their relatives, heirs, dependents, or personal representatives) by or upon whom the Licensed Invention may be used.

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10.07 INDEPENDENT CONTRACTORS. In the performance of their respective duties under this contract, the parties are independent contractors of each other. Neither is the agent, employee, or servant of the other. Each is responsible only for its own conduct

10.08 ENTIRE CONTRACT. This document states the entire contract between the parties about its subject matter. All past and contemporaneous discussions, agreements, proposals, promises, warranties, representations, guarantees, correspondence, and understandings, whether oral or written, formal or informal, are entirely superseded by this contract.

10.09 UNENFORCEABLE PROVISION. The unenforceability of any part of this contract will not affect any other part. This contract will be construed as if the unenforceable parts had been omitted.

10.10 CHANGES TO CONTRACT. No part of this contract, including this Section 10.10, may be changed except in writing, through another document signed by both parties.

10.11 CONSTRUCTION. Both parties agree to all of the terms of this contract. Both parties execute this contract only after reviewing it thoroughly. This contract, and any changes to it, will be interpreted on the basis that both parties contributed equally to the drafting of each of its parts.

MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH:

Signed:	/s/ [Illegible]
Printed Name:	[Illegible]
Title:	Vice Pres

Date:	6-4-07

COMPANY:

Signed:	/s/ Christian Homsy
Printed Name:	Christian Homsy
Title:	CEO

Date:	6-4-07

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MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH

FIRST AMENDED TECHNOLOGY LICENSE CONTRACT

Article 1.00 - Preliminary Provisions.

1.01	EFFECTIVE DATE. The effective date of this contract is July 1, 2008.

1.02	PARTIES. There are two parties to this contract (together called “the Parties” or individually “a Party”). They are:

(a)	MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH, a Minnesota charitable corporation, located at 200 First Street SW, Rochester, Minnesota 55905-0001 (called “MAYO” in this contract), and

(b)	Cardio[3] BioSciences S.A., a Belgian company, located at Boulevard de France 9, 1420 Braine l’Alleud, Belgium (called the “COMPANY” in this contract).

1.03 PURPOSE OF CONTRACT. This is the first amended version of the Technology License Contract between the parties originally signed June 4, 2007. Certain inventions have been made in connection with MAYO’s research, patient care and education programs. By assignment of the inventions from the inventors, MAYO owns certain patent-rights, and know-how. MAYO intends to grant licenses to use its patent rights, and know-how for the development of products, processes and methods for public use and benefit. The COMPANY intends to develop marketable products, processes and methods for public use and benefit within the Territory described in this contract, by using the Licensed Invention and Licensed Know-How. Both parties acknowledge that MAYO has carefully selected the COMPANY because of the COMPANY’s best suited characteristics which make the COMPANY especially suitable as a licensee of the invention. The COMPANY enters this licensing contract with MAYO for use of the Licensed Invention, patent rights, and KNOW-HOW on an exclusive basis, subject only: (a) to MAYO’s right to make and use the Licensed Invention and Know-How on a royalty-free basis within its Affiliates’ own programs; and (b) to the rights, if any, of the United States government.

Article 2.00 - Definitions.

LICENSED INVENTION means Cardiogenic Cocktail for Production of Cardiac Cells (MAYO reference number MMV# 2004-182) methods for the preparation of the cardiogenic cocktail, methods of the preparation of the cardiac cells using the cardiogenic cocktail and cardiac cells obtained in such methods, and use of the cardiogenic cocktail and/or cardiac cells in methods for treating cardiovascular tissue. If not patented, then the Licensed Invention is MAYO’s trade secret. This definition also includes licensed patent rights under pending PCT Patent Application Serial No. WO2006/05127, filed July 29, 2005; US20080019944, filed February 13, 2007 and Patent Application titled, “METHODS AND MATERIALS FOR USING CELLS TO TREAT HEART TISSUE” filed on May 27, 2008, and any divisions, continuations, and continuations-in-part based thereon, and any patents which may issue therefrom, and any reissues or extensions thereof.

Mayo Clinic/Cardio3 BioSciences S.A.

July 3, 2008

2.01 AFFILIATE for Mayo shall mean, any corporation or other entity within the same “controlled group of corporations” as Mayo or its parent, Mayo Clinic. For purposes of this definition, the term “controlled group of corporations” will have the same definition as section 1563 of the Internal Revenue Code as of November 10, 1998, but will include corporations or other entities which if not a stock corporation, more than 50% of the board of directors or other governing body of such corporation or other entity is controlled by a corporation within the controlled group of corporations of MAYO or Mayo Clinic. Mayo’s Affiliates include, but are not limited to: Mayo Clinic; Mayo Collaborative Services, Inc.; Rochester Methodist Hospital; Saint Marys Hospital; Mayo Clinic Rochester; Mayo Clinic Jacksonville; St. Luke’s Hospital Association; Mayo Clinic Arizona; and its Mayo Health System entities.

2.02 FIELD OF USE means treatment of embryonic and autologous mesenchymal stem cells to guide development into cardiomyocytes for the treatment of myocardial infarction, ischemic heart disease, ischemic and non-ischemic cardiomyopathy.

2.04 QUARTER begins on the date in Section 1.01 of this contract, and thereafter begins on the first day of each January, April, July, and October during the term of this contract.

2.05 YEAR begins on the date in Section 1.01 of this contract, and thereafter begins on the first day of each January during the term of this contract.

2.06 LICENSED KNOW-HOW means trade secrets including technical information, whether or not patentable, including but not limited to engineering, scientific, and practical information and formulas; information about qualities, uses, and sales methods and procedures; information about materials and sources; blueprints, drawings, specifications, and other relevant writings used in the design, manufacture, and sale of products, processes, and methods in connection with the Licensed Invention.

2.07 MAYO INFORMATION means all information embodied in the Licensed Invention, and Licensed Know-How, or, expressly marked, labeled, referenced in writing, which is disclosed to the COMPANY by MAYO, relating in any way to MAYO’s markets, customers, patents, inventions products, procedures, designs, plans, organization, employees, or business in general, but not including:

(a)	information which, before disclosure becomes part of the public domain through no action or fault of the COMPANY; or

(b)	information which the COMPANY can show was in its possession before disclosure by MAYO to the COMPANY and was not acquired, directly or indirectly, from MAYO; or

(c)	information which was received by the COMPANY from a third party having a legal right to transmit such information.

2.08 TERMINATION of this contract means the ending, expiration, rescission, or any other discontinuation of this contract for any reason whatsoever.

2.09	TERRITORY means the world.

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Article 3.0 - Grant of Rights.

3.01 GRANT. Subject only to the exceptions described in Section 1.03 of this contract, MAYO grants to the COMPANY an exclusive license to make, have made, use, modify, enhance, promote, market and/or sell the Licensed Invention whether or not patented, and a non-exclusive right to use the Licensed Know-How, in the Territory within the Field of Use, according to the terms of this contract. The Licensed Invention and Know-How, if not patented, are trade secrets of MAYO.

3.02 PURCHASE AT COST. MAYO may, at its sole option, purchase the Licensed Invention in any quantity at cost from the COMPANY, and use the Licensed Know-How without cost to MAYO, exclusively within MAYO’s and its Affiliates’ own programs provided such programs are only for internal (research or clinical) use and do not include any allocation of right to any third party neither any sale of marketing of products derrivated from the Licensed Inventior. No Royalty will be due to MAYO for these sales to MAYO.

3.03 DISCLOSURE OF KNOW-HOW. Company acknowledges that MAYO has successfully transferred the know-how to the COMPANY. MAYO, however, owns the materials in which the Licensed Know-How is embodied, including, but not limited to, prototypes, lab notebooks and copies of lab notebooks, blueprints, and plans. The COMPANY shall have the right to confer with the inventors (so long as they are employees of MAYO or its Affiliates) for a reasonable period and at such times that are mutually convenient.

3.04 CONFIDENTIAL INFORMATION means any and all information, data, results, Inventions, trade secrets, techniques, material, or compositions of matter of any type or kind, including without imitation all know-how and all other scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, personnel, financial, legal and commercial information or data, whether communicated in writing, orally or by any other method, that a Party treats or identifies as confidential and, in each case, is disclosed by one Party to the other Party with respect to such disclosing Party’s rights or obligations under this contract.

3.05.01	Disclosure Obligation

(a)	Confidential Information. All Confidential Information shall be maintained in confidence by the receiving Party and shall not be disclosed to any non-Party (N.B. subcontractor free lance associates are not covered - see D) or used for any purpose except to exercise its rights and perform its obligations under this contract without the prior written consent of the disclosing Party, except to the extent that the receiving Party can demonstrate by competent written evidence that such Confidential Information:

(i) is known by the receiving Party at the time of its receipt and, not through a prior disclosure by the disclosing Party, as documented by the receiving Party’s business records;

(ii) is in the public domain other than as a result of any breach of this Agreement by the rcceiving Party;

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(iii) is subsequently disclosed to the receiving Party on a non-confidential basis by a third party who may lawfully do so; or

(iv) is independently discovered or developed by the receiving Party without the use of Confidential Information provided by the disclosing Party, as documented by the receiving Party’s records.

(b)	Return of Confidential Information Upon Expiration or Termination of contract. Within thirty (30) days after any expiration or termination of this contract, each Party shall destroy (and certify to the other Party such destruction) or return (as requested by the other Party) all Confidential Information provided by the other Party except as otherwise set forth in this contract, and except that each Party may retain a single copy of the Confidential Information in its confidential legal files for the sole purpose of ascertaining its ongoing rights and responsibilities regarding the Confidential Information.

3.05.02 Permitted Disclosures

(c)	Permitted Disclosure. Each Party may disclose Confidential Information provided by the other Party to the extent such disclosure is reasonably necessary in the following instances:

(i)	disclosure to governmental or other regulatory agencies in order to obtain patents, or to gain or maintain approval to conduct clinical trials or to market Licensed Invention (in each case to the extent permitted by this contract), but such disclosure may be only to the extent reasonably necessary to obtain patents or authorizations;

(ii)	complying with applicable court orders or governmental regulations, including without limitation rules or regulations of the Securities and Exchange Commission, or by rules of the National Association of Securities Dealers, any securities exchange or NASDAQ; provided, however, that the receiving Party shall first have given notice to the other Party hereto in order to allow such Party the opportunity to seek confidential treatment of the Confidential Information;

(iii)	disclosure to consultants, agents or other third parties solely to the extent required to accomplish the purposes of this contract or in connection with due diligence or similar investigations by such third parties, and disclosure to potential third party investors in confidential financing documents, in each case on the condition that such third parties agree to be bound by confidentiality and non-use obligations at least equivalent in scope to those contained in this contract or for the purposes of such financing; provided the term of confidentiality for such third parties shall expire no less than three (3) years after the expiry or earlier termination of this contract.

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(d)	Written Agreements. Each Party shall have in effect a policy requiring or obtaining written agreements from each of its employees, consultants and contractors who perform work on the Sponsored Research Program, which agreements shall obligate such persons to similar obligations of confidentiality and to assign to such Party all know-how, information and Inventions conceived, made or reduced to practice by such persons during the course of performing the Sponsored Research Program. Each Party will notify the other Party promptly upon discovery of any unauthorized use or disclosure of the Confidential Information of the other Party.

(c)	Required Disclosure. If a Party is required by judicial or administrative process to disclose Confidential Information that is subject to the non-disclosure provisions of Section 3.04.1, such Party shall promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations. Each Party shall provide reasonable cooperation to the other Party in any such process. Confidential Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this article 3.04, and the Party disclosing Confidential Information pursuant to law or court order shall take all reasonable steps necessary, including without limitation obtaining an order of confidentiality, to ensure the continued confidential treatment of such Confidential Information.

3.05.03 Publication. If a Party, its employees or consultants wishes to make a written publication or oral presentation related to a Licensed Invention, that Party shall deliver to the non-publishing Party a copy of the proposed written publication or an outline of an oral disclosure at least thirty (30) days prior to submission for publication or presentation. The non-publishing Party shall have the right to review and propose modifications to the publication or presentation for patent reasons, trade secret reasons or business reasons or (b) to request a reasonable delay in publication or presentation in order to protect patentable information. If the non-publishing Party requests modifications to the publication or presentation, the Party wishing to make such written publication or oral presentation shall edit such publication or presentation to prevent disclosure or trade secret or proprietary business information of the non-publishing Party prior to submission of the publication or presentation, and/or delay such publication or presentation.

3.05.04 Publicity/Use of Names

(f)	General. Either Party shall be free to disclose, without the other Party’s prior written consent, the existence of this contract, the identity of the other Party and those terms of the contract which have already been publicly disclosed in accordance herewith.

(g)	Trademarks. Except as set forth in Section 3.04.4(a), or as expressly permitted by this contract, neither Party shall use the name, trademark, trade name or logo of the other Party or its employees, including in any publicity, news release or disclosure relating to this contract or its subject matter, without the prior express written permission of the other Party.

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(h)	Protection of Interests. The Parties will use commercially reasonable efforts to ensure that the content of any oral statement or written disclosure or publication will comply with applicable laws and regulations and will not adversely affect the Parties’ commercial interests.

Article 4.00 - Consideration and Royalties.

4.01 CONSIDERATION. The license Grant under this contract will be remunerated with an initial royalty, which is non-refundable and amounts to € 9,500,000.00. No other royalties will be due.

4.02 TAXES. Unless in case of purchase at cost (see section 3.03 here above) the COMPANY is responsible for all taxes (other than net income taxes), duties, import deposits, assessments, and other governmental charges, however designated, which are now or hereafter will be imposed by any authority in or for the Territory, (a) by reason of the performance by MAYO of its obligations under this contract, or the payment of any amounts by the COMPANY to MAYO under this contract; (b) based on the Licensed Invention or use of the Licensed Invention; or (c) which relate to the import of the Licensed Invention into the Territory.

4.03 NO DEDUCTIONS. All payments to be made by the COMPANY to MAYO under this contract represent net amounts MAYO is entitled to receive, and shall not be subject to any deductions or offsets for any reason whatsoever. If such payments become subject to taxes, duties, assessments, or fees of any kind levied in the Territory, such payments from the COMPANY shall be increased to the extent that MAYO actually receives the net amounts due under this contract

4.04 U.S. CURRENCY. All payments to MAYO under this contract shall be made by draft drawn on a United States bank, and payable in United States dollars.

Article 5.00 - Research

5.01 RESEARCH FUNDING. Beginning in 2008, and for a total of three years COMPANY will contribute to research funding at MAYO in the amount of $742,500.00 per year. The research projects hereto related will be documented in advance with a project plan and budget which will be proposed by MAYO mutually agreed after discussion out of good faith among the parties. These projects plans shall include specific aims and deliverables to be reasonably acceptable to the Company. In this context, payments will be made in four equal quarterly installments of $ 185,625.00 payable at the beginning of each relevant quarter. Any improvements developed in the course of work under any of these projects plans will fall under the license Grant in this contract. MAYO will report any research findings under this Section 5.01 to the COMPANY in writing on a quarterly basis (hereinafter “the Sponsored Research”).

5.02 COMPANY DIRECTED RESEARCH In addition to the research under Section 5.01, MAYO and COMPANY will develop a budget, timeline and list of specific deliverables for any research that the COMPANY and MAYO desire to perform.

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5.03 PURCHASE OF EQUIPMENT. COMPANY will pay MAYO $337,000.00 to be used to purchase equipment to be used for the Sponsored Research described in Sections 5.01 and 5.02. This equipment may be used for other research at MAYO but preference will be given to any project funded by COMPANY. This payment is due no later than September 30, 2008.

Article 6.00 - Warranties and Indemnification.

6.01 Mayo represents and warrants to COMPANY that to the best of Mayo’s internal patent counsel’s knowledge, no third party has sent written notice to Mayo that practice of the Licensed Invention infringes on any third party’s intellectual property rights.

6.02 USE OF NAME AND LOGO. The COMPANY shall not use publicly for publicity, promotion, or otherwise, any logo, name, trade name, service mark, or trademark of MAYO or its Affiliates, including, but not limited to, the terms “MAYO®”, “Mayo Clinic®,” or any simulation, abbreviation, or adaptation of the same, or the name of any MAYO employee or agent, without MAYO’s prior, written, express consent. MAYO may withhold such consent and will process such requests within 5 business days.

6.03 MAYO PATENTS. Except as expressly provided in this contract, nothing shall be construed

(a)	a warranty or representation by MAYO as to the validity or scope of any patents contained in the Licensed Invention;

(b)	an obligation to bring or to prosecute actions against third parties for infringement of patent

(c)	conferring by implication, estoppel, or otherwise any patents of MAYO.

6.04 WARRANTIES. MAYO HAS NOT MADE AND PRESENTLY MAKES NO PROMISES, GUARANTEES, REPRESENTATIONS OR WARRANTIES OF ANY NATURE, DIRECTLY OR INDIRECTLY, EXPRESS OR IMPLIED, REGARDING THE MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SUITABILITY, DURABILITY, CONDITION, QUALITY, OR ANY OTHER CHARACTERISTIC OF THE LICENSED INVENTION. THE COMPANY TAKES THE LICENSED INVENTION “AS IS,” “WITH ALL EVENTUAL TECHNICAL FAULTS,” AND “WITH ALL EVENTUAL

DEFECTS.”

6.05 INDEMNIFICATION. The COMPANY will defend, indemnify, and hold harmless MAYO and MAYO’s Affiliates from any and all third party claims, actions, demands, judgments, losses, costs, expenses, damages and liabilities (including but not limited to reasonable attorneys fees and other expenses of litigation), regardless of the legal theory asserted, arising out of or connected with:

(a)	use by the COMPANY of Patent Rights or information furnished or licensed under this Agreement;

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(b)	design, manufacture, distribution, use, sale, or other disposition of Products, including Licensed Products, by the COMPANY or its transferees; and

(c)	any obligation of COMPANY hereunder.

As used in Sections 6.04 and 6.05, MAYO and its Affiliates include the trustees, officers, agents, and employees of MAYO and its Affiliates. The parties agree that the indemnity stated in this Section 6.04 should be construed and applied in favor of indemnification. COMPANY will, during the Term, carry insurance at a level commensurate with their obligation to indemnify MAYO In any case, prior to any use in humans, COMPANY will carry occurrence-base liability insurance, including products liability and contractual liability, in an amount and for a time period sufficient to cover the liability assumed by COMPANY hereunder, such amount being at least one million U.S. dollars ($1,000,000.00). Notwithstanding the foregoing, COMPANY shall not, without MAYO’s prior written consent, settle or compromise any Claim in a manner that would require MAYO to admit liability or incur financial obligation. MAYO may be represented by counsel of its own choosing, at its own expense.

6.06 ADDITIONAL WAIVERS. THE COMPANY AGREES THAT MAYO SHALL NOT BE LIABLE FOR ANY LOSS OR DAMAGE CAUSED BY DELAY IN FURNISHING PRODUCTS OR SERVICES, OR ANY OTHER PERFORMANCE UNDER THIS CONTRACT, UNLESS RESULTING FROM MAYO’S NEGLIGENCE OR WILLFULL AND WANTON MISCONDUCT.

IN NO EVENT SHALL PARTIES’ LIABILITY OF ANY KIND INCLUDE ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL LOSSES OR DAMAGES, EVEN IF THE BREACHING PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO CASE SHALL PARTIES’ LIABILITY FOR DAMAGES OF ANY TYPE EXCEED THE DOUBLE OF TOTAL ROYALTIES WHICH HAVE ACTUALLY BEEN PAID TO MAYO BY THE COMPANY AS OF THE DATE OF FILING OF THE ACTION AGAINST MAYO WHICH RESULTS IN THE SETTLEMENT OR AWARD OF DAMAGES.

Article 7.00 - Term and Termination.

7.01 TERM, The term of this contract is for the longer of ten (10) years, or for the life of the last of any patents that may be related to the Licensed Invention.

7.02	TERMINATION.

a) This Agreement may be terminated only to the extent provided in this Agreement or by mutual written agreement between the Parties. Early termination of this Agreement by mutual written agreement as provided for in Section 7.02 (a) shall not relieve the Parties of any obligation accruing prior to such termination.

b) COMPANY may terminate the Agreement on at least 90 days prior written notice to MAYO if in COMPANY’s reasonable opinion the licensed Invention is no longer scientifically, regulatory, clinically or economically potentially valuable to the Company including manufacturing cost and cost - benefit ratio consideration.

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c) If the COMPANY defaults in the payment of any fees, or payment, or in the making of any report; or makes a false report MAYO may, at its sole option, terminate this contract upon written notice to the COMPANY. Termination being effective upon one hundred and twenty (120) days after mailing or personal delivery unless such default or other breach is first cured.

d) MAYO may terminate this license at any time after January 2011 if MAYO, has reasonable evidence that the COMPANY does not intend to develop the Licensed Invention commercially. MAYO and the COMPANY will first try to resolve the disagreements in good faith. Should the disagreements remain, MAYO and the COMPANY agree to binding arbitration as to the validity of the evidence

7.03 CHALLENGE BY OR INSOLVENCY OF COMPANY. MAYO may terminate this contract immediately upon written notice to the COMPANY if the COMPANY ceases conducting business in the normal course, becomes insolvent or bankrupt, makes a general assignment for the benefit of creditors, admits in writing its inability to pay its debts as they are due, permits the appointment of a receiver for its business or assets, or avails itself of or becomes subject to any proceeding under any statute of any governing authority relating to insolvency or the protection of rights of creditors.

7.04 SURVIVAL. The following obligations survive the Termination of this contract:

a)	the COMPANY’s obligation to supply reports covering the time period up to the date of Termination;

b)	MAYO’s obligation pursuant to Section 5 to supply reports covering the time period up to the date of Termination;

c)	MAYO’s right to receive payments, fees, and royalties (including minimum royalties) accrued or accruable from payment at the time of any Termination;

d)	the COMPANY’s obligation to maintain records, and MAYO’s right to have those records inspected;

e)	any cause of action or claim of MAYO, accrued or to accrue, because of any action or omission by the COMPANY;

f)	the COMPANY’s obligations stated in Sections 3.04, 6.02 and 6.05 of this contract; and

g)	unless if terminated pursuant to section 7.02, the COMPANY’s obligation to return all materials given to it by MAYO, including inventory.

Article 8.00 - Best Efforts.

8.01 REPRESENTATIONS OF THE COMPANY. The COMPANY has represented to MAYO, to induce MAYO to enter into this contract, that the COMPANY is experienced in the development, production, quality control, service, manufacture, marketing, and sales of products similar to the Licensed Invention, and that it will commit itself to a thorough, vigorous, and diligent program of marketing the Licensed Invention. COMPANY also represents to MAYO that all product sold in the United States will be manufactured substantially in the United States.

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8.02 COMPANY EFFORTS. If at any time during the term of this contract, the COMPANY is not exercising, or is presently unable to exercise, its best efforts in the development, production, quality control, service, manufacture, marketing, or sales of the Licensed Invention, then MAYO may terminate the exclusivity of this contract if COMPANY does not cure within 120 days of written notice to the COMPANY. The criteria MAYO may use in reaching such a conclusion include, but are not limited to, the loss for any reason of key personnel from the COMPANY, and the present or projected financial status of the COMPANY.

8.03 MAYO EFFORTS. If at any time during the term of this contract, MAYO is clearly not exercising, or is presently unable to exercise, reasonable efforts in the execution of this contract, COMPANY will promptly notify MAYO of any specific actions or inactions that indicate such lack of effort. If MAYO does not reasonably cure within 120 days, COMPANY will no longer be obliged to pay any outstanding research funding upon written notice to MAYO.

Article 9.00 - Patents

9.01 PATENT NUMBERS. The COMPANY shall mark all Licensed Invention units sold in the United States with any applicable United States patent numbers, and all Licensed Invention units sold in countries other than the United States with any applicable patent numbers of the country of sale. All Licensed Invention units shipped to or sold in other countries in the Territory shall be marked in such a manner as to conform with the patent laws and other laws of the country of manufacture or sale.

9.02 INFRINGEMENT BY THIRD PARTY. Notwithstanding anything else in this contract, if at any time a third party shall infringe any unexpired licensed patent right licensed in this contract, and if such infringement shall come to the attention of either MAYO or the COMPANY, that party shall promptly give notice in writing to the other party of the existence of such infringement, and the parties to this contract shall, upon mutual agreement, decide on an appropriate course of action to take against the infringer in view of all of the circumstances then existing. MAYO shall not unreasonably withhold such agreement.

9.03 PATENTS. The COMPANY, at its own discretion, shall pursue patent coverage and maintain patents for the Licensed Invention at its own expense. Any patents resulting from the Licensed Invention or based upon the Licensed Invention shall be owned and applied for on behalf of MAYO if invented by MAYO, assigned to COMPANY if invented by COMPANY and jointly assigned of jointly invented. When the COMPANY decides not to seek patent protection for (certain parts) of the Licensed Invention, it shall offer MAYO the right to seek protection for such parts of the Licensed Invention, such patents to be owned solely by MAYO and COMPANY will have no rights.

MAYO shall do, execute and perform and shall procure to be done, executed and performed all such further acts, deeds, documents and things as COMPANY may reasonably require from time to time effectively to pursue the patents.

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Article 10.00 - General Provision

10.01 ASSIGNMENT AND SUBCONTRACT. The COMPANY and MAYO are strictly prohibited from assigning or subcontracting any of their obligations or rights under this contract without the other party’s prior, express, written consent, which consent may not be unreasonably withheld.

10.02 WAIVER. No part of this contract may be waived except by the further written agreement of the parties. Forbearance in any form from demanding the performance of a duty owed under this contract is not a waiver of that duty. Until complete performance of a duty owed under this contract is accomplished, the party to which that duty is owed may invoke any remedy under this contract or under law, despite its past forbearance in demanding performance of that duty.

10.03 GOVERNING LAW AND JURISDICTION. This contract is made and performed in Minnesota. It is governed by Minnesota law, but specifically not including Article 2 of the Uniform Commercial Code as enacted in Minnesota. This is not a contract for the sale of goods. In addition, no Minnesota conflicts-of-law or choice-of-laws provisions apply to this contract, it supersedes the application of Minnesota law. [The exclusive fora for actions between the parties in connection with this contract are the State District Court sitting in Olmsted County, Minnesota, or the United States Court for the District of Minnesota.]

10.04 HEADINGS. The headings of articles and sections used in this document are for convenience of reference only, and arc not a part of this contract.

10.05 NOTICES. Any notice required to be given under this contract is properly provided if in writing and either personally delivered, or sent by express or certified mail, postage prepaid, to the parties at the following addresses, unless other addresses are provided consistent with this Section 10.5:

Mayo Foundation for Medical Education and Research

200 First Street SW

Rochester, Minnesota 55905-0001

Attn: Office of Intellectual Property, Mayo Clinic

Cardio3 BioSciences

Boulevard de France 9

1420 Braine l’Alleud

Unless otherwise expressly specified in this contract in this contract, notices sent by mail are considered effective upon the earlier of: the fifth (5th) day after dispatch (or the tenth (10th) day after dispatch if dispatched by air mail other than in the United States) or the day of actual receipt. Notices personally delivered are considered effective upon the date of delivery. It is the responsibility of the party giving notice to obtain a receipt for delivery of the notice, if that party considers such a receipt advisable.

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10.06 LIMITED OF RIGHTS CREATED. This contract is intended only to benefit the two parties to it. They have no intention to create any interests for any other party. Specifically, no interests are intended to be created for any customer, patient, research subjects, or other persons (or their relatives, heirs, dependents, or personal representatives) by or upon whom the Licensed Invention may be used.

10.07 INDEPENDENT CONTRACTORS. In the performance of their respective duties under this contract, the parties are independent contractors of each other. Neither is the agent, employee, or servant of the other. Each is responsible only for its own conduct.

10.08 ENTIRE CONTRACT. This document states the entire contract between the parties about its subject matter. All past and contemporaneous discussions, agreements, proposals, promises, warranties, representations, guarantees, correspondence, and understandings, whether oral or written, formal or informal, are entirely superseded by this contract.

10.09 UNENFORCEABLE PROVISION. The unenforceability of any part of this contract will not affect any other part. This contract will be construed as if the unenforceable parts had been omitted.

10.10 CHANGES TO CONTRACT. No part of this contract, including this Section 10.10, may be changed except in writing, through another document signed by both parties.

10.11 CONSTRUCTION. Both parties agree to all of the terms of this contract. Both parties execute this contract only after reviewing it thoroughly. This contract, and any changes to it, will be interpreted on the basis that both parties contributed equally to the drafting of each of its parts.

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MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH:

Signed:	/s/ Steven P. VanNurden
Printed Name:	Steven P. VanNurden
Title:	Assistant Treasurer

Date:	July 3, 2008

COMPANY:

Signed:	/s/ Michel Lussier
Printed Name:	Michel Lussier
Title:	Chairman

Date:	July 4, 2008

Execution copy

Amendment Number 2

To the Technology License Contract between

Mayo Foundation for Medical Education and Research

And

Cardio3 BioSciences SA

Whereas the parties signed a Technology License Agreement effective June 4, 2007.

Whereas the parties signed a first amendment to that Technology License Contract on July 1, 2008 (the Technology License Contract, as amended, being referred to as the “License Agreement”).

Whereas the parties wish to re-consolidate and enhance the strategic alignment between Mayo and the Company and to reinforce the global relationship between Mayo and the Company to their mutual benefit.

Whereas the parties wish to confirm their global strategic relationship in the field of regenerative or protective therapies for cardiovascular applications; whereas the parties also wish to create certainty regarding the Company’s protein (non-cellular) and allogeneic programs.

Whereas the Parties wish to expand and amend the terms of the License Agreement as set forth below in this Second Amendment of the License Agreement (the “Second Amendment”) dated, and effective as of, 18 October 2010.

1. Delete the fifth and sixth sentences of Section 1.03

2. Article 2.00 (“Definitions”), paragraph “Licensed Inventions” shall be replaced with:

2.00 LICENSED INVENTIONS means “Cardiogenic Cocktail for the production of Cardiac Cells” (Mayo Reference number MMV#2004-182) and “Stem Cell Based Therapy for Non-ischemic Cardiomyopathic Heart Failure” (Mayo Reference number MMV#2007-121). If not patented, then the Licensed Inventions are MAYO’s trade secret. To Mayo’s knowledge, the two inventions explicitly listed encompass Mayo’s inventions and intellectual property on guided cardiopoiesis as of the date of execution of the Second Amendment. Licensed Inventions also includes the following patent applications, and all divisionals, continuations and continuations in part based thereon, and any patents which may issue therefrom, and any reissues or extensions thereof (together, the “Licensed Patents”) and know-how.

Licensed Inventions includes those patents listed below:

2007-121, Stem Cell Based Therapy for Non-ischemic Cardiomyopathic Heart Failure,

Execution copy

2004-182 Derivation of a Cardiopoetic Cellular Phenotype from a Stem Cell Source.

And the related Patents and Patent Applications;

06/592,871 Stem Cells and treatment of Vascular Tissue

06/680,775 Treating Cardiovascular Tissue

06/832,845 Methods and Materials for providing Cardiac Cells

PCT/US2005/026800 Treating Cardiovascular Tissue

PCT/US2008/064895 Methods and Materials for using Cells to treat Heart Tissue

PCT/US2009/044714 Compositions and Methods for Using Cells to treat Heart Tissue

PCT/US2009/044751 Methods for determining the Cardio Generative Potential of Mammalian Cells

3. Paragraph 2.02 is replaced with the following;

2.02 FIELD OF USE means cardiovascular regeneration or protection.

4. Delete definition “Mayo Information”. Delete Section 3.05.02(c) (“Required Disclosure”).

5. Add Paragraph 2.10

2.10 SUBLICENSE. Company has the right to sublicense, without Mayo consent, but under the following terms and conditions. Any sublicense by Company shall be to a Sublicensee that agrees in writing to be bound by (at least) substantially the same terms and conditions as Company herein, excluding the financial terms and conditions, or such sublicense shall be null and void. Sublicenses granted hereunder shall not be transferable, including by further sublicensing, delegatable or assignable (except among affiliates of the sublicensees or in the context of distribution agreements or the intervention of commercial sales organizations) without the prior written approval of Mayo, which shall not unreasonably be withheld, delayed or conditioned. Company will provide Mayo with a copy of each sublicense agreement promptly after execution. Company is responsible for the performance of all sublicensees as if such performance were carried out by Company itself, including the payment of any royalties or other payments provided for hereunder triggered by sublicensee, regardless of whether the terms of any sublicense require that sublicensee pay such amounts (such as in a fully paid-up license), or that such amounts be paid by the sublicensee directly to Mayo. Each sublicense agreement shall name Mayo as a third party beneficiary. Unless Mayo has provided written consent, the rights of the sublicensee shall terminate when Company’s rights terminate. However, Mayo shall not withhold its consent unreasonably, in cases where the relevant sublicensees have up to that time substantially complied with their obligations under the sublicense agreement.

6. Add Paragraph 3.06

3.6 “NET COMMERCIAL SALES”: the amount invoiced by Company or Sublicensee for the commercial transfer of a Licensed Product to a non-sublicensee or non-affiliated third party less the sum of the following documented items: (a) sales, excise or use taxes or other taxes, tariffs, customs duties, excise or other duties or governmental charges shown on the face of the invoice; (b) repayments or credits for defective, rejected,

Execution copy

recalled or returned Licensed Products actually given; (c) trade and discount allowances, price reductions, rebates and adjustments given (including if imposed by governmental authorities, or if granted to drug wholesalers or their customers in cases where there are not direct shipments to such customers); (d) transportation, importation, exportation, shipping, insurance and other handling expenses chargeable to the royalty-bearing sale of the Licensed Product; and (e) accounts receivable that are not collected within 4 months from their due date. Net Commercial Sales will not include any reimbursement received or revenue in respect of the use of a Licensed Product as part of a clinical trial or otherwise prior to the receipt of marketing authorization. Net Commercial Sales on Licensed Products transferred as part of a non-cash exchange shall be calculated at the then-current customary commercial sales price invoiced to third parties or fair market value if there are no current invoices to third parties.

7. Add a second clause to Paragraph 4.01

“The entry into the Second Amendment (including the additional license grant) will be remunerated with an upfront fee amounting to $3,193,125.”

8. Amend Section 4.03 as follows: add “(other than net income taxes)” after “taxes”.

9. Add Paragraph 4.05

4.05 EARNED ROYALTIES. Company will make nonrefundable and noncreditable earned royalty payments to Mayo of 2% of Net Commercial Sales which absent the amended License Agreement would infringe a valid claim of a Licensed Patent (the “Licensed Product”) (“Earned Royalties”). Earned Royalties will be due, on a Licensed Product-by-Licensed Product basis, during a royalty period beginning on the date of the first commercial sale of the relevant Licensed Product and extending until the earlier of (i) termination of this agreement; (ii) the 15 year anniversary of the first commercial sale of such Licensed Product; (iii) the date on which such Licensed product is no longer covered by a valid claim of a Licensed Patent in the territories in which it is sold Upon expiry of the royalty period, the license becomes perpetual and fully paid up for the relevant Licensed Product, with the right to sublicense pursuant to Section 2.10 of this amendment. Royalties paid under this section 4.05 may be reduced by the amounts paid to a third party if COMPANY obtains a license to a third party right that is necessary to develop/commercialize a Licensed Product, without, however, the effective royalty rate paid to Mayo falling below 1.5%. The Earned Royalties are payable as described in Section 4.06. Licensed Products sold or transferred to Mayo or its Affiliates are not considered transfers for purposes of determining Net Commercial Sales or for calculating Earned Royalties. No Earned Royalties are due to Mayo on transfers to Mayo or Mayo Affiliates.

10. Add Paragraph 4.06

4.06 REPORTS AND PAYMENT. Company will deliver to Mayo on or before the following dates: 1 March, 1 June, 1 September, and 1 December, payment of Earned Royalties (paid in US Dollars, converted from the currency in which the sales were made at the rate published in the Wall Street Journal on the business day prior to the date that the payment is made) along with a written report setting forth a full accounting showing

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how any amounts due to Mayo for the preceding calendar quarter have been calculated as provided in this Agreement, including an accounting of total Net Commercial Sales with a reporting of any applicable foreign exchange rates, deductions, allowances, and charges, and any payments received from Sublicensees. If no qualified Licensed Product transfers have occurred and no Earned Royalties are due to Mayo, Company will submit a report so stating. Each such report will be accompanied by the payment of all amounts due for such calendar quarter. Items to be deducted as per the definition of Net Commercial Sales, can be deducted (or should be repaid) in subsequent quarters.

11. Change Section 5.01 to:

5.01 RESEARCH FUNDING. In 2010, COMPANY will be entitled to $185,625 worth in directed research by Mayo without additional consideration, other than the acceptance of the royalty provisions under this Second Amendment. In 2011, COMPANY will be entitled to $750,000 worth in directed research by Mayo without additional consideration, other than the acceptance of the royalty provisions under this Second Amendment. MAYO and COMPANY will work together and negotiate in good faith to find projects of mutual interest in the Field of Use and to develop a specific research agreement spelling out, amongst other things, a budget, deliverables and a timeline. Any results of this research will automatically fall under the license grant in the Technology License Contract and constitute Licensed Inventions (even if not covered by “Licensed Inventions” as initially defined in the Second Amendment). Any amounts not actually spent in any given calendar year will be transferred to the following calendar year and so on. Mayo will report any research findings to the Company in writing on a quarterly basis. Also, COMPANY will be entitled to the conduct, by Mayo, without additional consideration, other than the acceptance of the royalty provisions under this Second Amendment, of a dose finding study worth $250,000.

12. Add a new Section 5.04

5.04 CONTRIBUTION INTO THE CAPITAL OF COMPANY. Mayo hereby agrees to convert the following outstanding invoices in capital of the Company at the occasion of the upcoming Series C funding of the Company for a total amount of $4,181,250, in consideration for Class B Shares at a price of EUR 44.20 per share: (i) unpaid Research Funding 2009 under the First Amended License Agreement, invoice reference 2004182101210 ($186,250); (ii) unpaid Research Funding 2010 (i.e., the portion of $742,500 already consumed for 2010 on the date of this Second Amendment, more specifically $556,875) under the First Amended Technology License Contract, invoice reference 2004182101210; (iii) unpaid delivery of 70 liters Platelet Lysate (under the Material Transfer Agreement dated 1 July 2010), invoice reference 2004182101210 ($245,000); and (iv) the upfront fee under the second paragraph of section 4.01 of the Second Amendment, invoice reference 2004182101210 ($3,193,125). For the capital increase, the USD/EUR conversion rate on 30 September 2010 will be applied. The contribution in kind is subject to approval by the Company’s corporate bodies.

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13.	Add Section 5.01.01

5.01.01 CONTINGENT RESEARCH FUNDING. COMPANY will fund further research at Mayo in the amount of $1,000,000 per year for 4 years. This research will be in the area of regeneration or protection for cardiovascular applications. These grants will begin in or after 2015, as soon as COMPANY has both had a first commercial sale of a Licensed Product and has had a positive cash flow from operations in the previous financial year. Specific budgets, timelines and deliverables will be part of the research agreement executed at the time of the grant.

Company will have an exclusive right of first negotiation to acquire an exclusive license to any inventions that are the direct result of work carried out under these grants and that are not already defined as Licensed Inventions (including under sections 5.01 or 5.02). When the research is sufficiently mature to allow the Company to make an informed decision regarding a license under appropriate terms, Mayo or Company will notify the other party thereof in writing. Company will have 60 days to exercise its option to negotiate as of the date that Mayo has provided Company with all relevant information and documentation with respect to the invention at issue; if no such interest is shown, then Mayo can license out to a third party. If Company has exercised its option to negotiate, parties during 120 days will expeditiously seek to negotiate in good faith and execute a reasonable license agreement. This time can be extended in 30 day increments by mutual agreement or in case material new data become available. If parties do not reach agreement within such term, then Mayo, during the following 9 month period can not enter into a license agreement with respect to the invention with any third party.

14. Change paragraph 5.02

5.02 COMPANY DIRECTED RESEARCH. In addition to the research under sections 5.01 and 5.01.01, MAYO will reasonably assist the Company with research as needed for COMPANY, for example to move towards commercialization and/or to (further) develop existing or new products. In these cases, COMPANY and MAYO will develop a budget and timeline and a list of specific deliverables. The parties stipulate that this funding will be in the amount of $500,000 per year in 2012, 2013 and 2014. Any amounts not actually spent in any given calendar year will be transferred to the following calendar year and so on. Any results of this research will automatically fall under the license grant in the Technology License Contract and constitute Licensed Inventions (even if not covered by “Licensed Inventions” as initially defined in the Second Amendment).

15. Section 6.01 is restated as effective as of the date of this second amendment.

16. Amend Section 6.02 as follows: add “Except in the circumstances described in Section 3.05.02(c) (“Permitted Disclosures”)(i), (ii) and (iii), [...]”.

17. Replace section 7.01

7.01 TERM. The term of this contract is for the longer of ten (10) years, or as long as Mayo has any rights to any part of the Licensed Inventions.

18. Replace Sections 7.02(c) and 7.02(d) with the following

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7.02(c) If the Company defaults in making payment when due and payable or in the making of any report or if the Company makes a report in which Company made false statements in any material respect (which failure to pay or to report is not remedied within 120 days of receipt of written notice by Mayo, respectively which false statements are not rectified in a new report within 120 days of receipt of written notice by Mayo) or if the Company makes a report in which Company deliberately made false statements in any material respect, then Mayo (a) on a product-by-product basis (if the breach relates to a specific product under development or being commercialized) or (b) on a Licensed Invention-by-Licensed Invention basis (if the breach relates to a specific Licensed Invention, but unless the breach relates to a specific product under development or being commercialized)) may terminate this license.

7.02(d) Mayo may notify the Company of its intent to terminate this license, if the Company at any time after January 2011 has breached its obligation to exercise best efforts as described in Section 8.01. Mayo and the Company will first try to resolve the disagreements in good faith. Should the disagreements remain, Mayo and the Company agree to binding arbitration as to the existence of the breach of Section 8.01 and Mayo’s right to terminate this license on that basis. In case of arbitration, any termination of this license will only be effective upon the final decision to that effect of the arbitral tribunal (and then as of the date of such final decision, irrespective of any contractual remedy period that would then still run). Any Arbitration will be carried out pursuant to Section 10.03bis

19. Add section 7.05

7.05 DISPUTE RESOLUTION: Parties agree that resolution of any disputes will be negotiated in good faith for a period of 90 days. If the dispute has not been resolved, the Director of Office of Intellectual Property at Mayo and the CEO of the Company will negotiate for 45 days; the Parties will then attempt non-binding mediation before either can seek relief in court.

20. Replace Sections 8.01 and 8.02 with the following

8.01 DILIGENCE. The Company commits to use its best efforts, taking into account all circumstances, to pursue a thorough, vigorous and diligent program of developing (and ultimately commercializing) one or more products making use of a Licensed Invention. Company also represents to Mayo that all product sold in the United States will be manufactured substantially in the United States.

8.02 DILIGENCE. If the Company at any time during the term of this contract is not exercising its best efforts as described in Section 8.01, then Mayo may notify the Company of its intent to terminate the exclusivity of this contract if Company does not within 120 days of receipt of written notice by Mayo present a plan to Mayo on the basis of which it can be reasonably assumed that the Company will cure its breach of Section 8.01 within a reasonable timeframe. If there is a disagreement regarding whether the Company has breached Section 8.01 or regarding the plan presented by the Company, then Mayo and the Company will first try to resolve the disagreements in good faith.

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Should the disagreements remain, Mayo and the Company agree to binding arbitration as to the existence of the breach of Section 8.01 and Mayo’s right to terminate the exclusivity on that basis. In case of arbitration, any termination of exclusivity will only be effective upon the final decision to that effect of the arbitral tribunal. Any Arbitration will be carried out pursuant to Section 10.03bis.

21. Replace paragraph 9.02

9.02 ENFORCEMENT Company shall have the first right, but not the obligation, to defend or enforce the Licensed Patents so long as Mayo is kept informed and given the right and opportunity to advise and comment, provided that such advise and comment is given within a reasonable timeframe under the circumstances and that Company shall ultimately decide on the course of action. Mayo shall reasonably cooperate in any such action at Company’s expense (reimbursement of pre-approved out-of-pocket expenses only) but shall not be required to join such action unless it has agreed to do so. Any recoveries or damages shall accrue to the Company. Company shall pay to Mayo 2% of any recovery or damages, net of all costs and expenses associated with each suit or settlement.

22. Replace Section 10.01

10.01 ASSIGNMENT AND TRANSFER. With the specific exception of a sale of all or substantially all of a party’s assets (or assets relating to a business line), each party is strictly prohibited from assigning, delegating or otherwise transferring any of its obligations or rights under this Agreement without the other party’s prior, express and written consent, which consent may not be unreasonably be withheld. Any assignment, delegation or transfer in contravention hereof is null and void.

23. Add “Article 3bis - Option”

3bis.01 OPTION. Subject to pre-existing obligations and for a period of five years from the effective date of this Second Amendment, Company will have an exclusive right of negotiation to acquire an exclusive license to any guided cardiopoiesis technology (and the intellectual property rights related thereto) which is either: (i) developed by Andre Terzic M.D.; or (ii) developed or co-developed by Atta Behfar M.D., and that are not already defined as Licensed Inventions (including under sections 5.01 or 5.02). If, during this option period, any technology is sufficiently mature to allow the Company to make an informed decision regarding a license under appropriate terms, Mayo will notify the Company in writing. Company will have 60 days to exercise its option to negotiate as of the date that Mayo has provided Company with all reasonable available, relevant information and documentation with respect to the invention at issue; if no such interest is shown, then Mayo can license out to a third party. If Company has exercised its option to negotiate, parties during 120 days will expeditiously seek to negotiate in good faith and execute a reasonable license agreement. This time can be extended in 30 day increments by mutual agreement or in case material new data become available. If parties do not reach agreement within such term, then Mayo, during the following nine month period cannot enter into a license agreement with respect to the invention with any third party.

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24. Add Section 10.03bis and delete the final sentence of Section 10.03.

10.03bis. ARBITRATION.

Any dispute arising out of or in connection with this contract, including any question regarding its termination or any right to terminate, shall be referred to and finally resolved by arbitration under the auspices of the London Court Of Arbitration in accordance with designated arbitral Rules or Procedures to the extent those Procedures are not inconsistent with the provisions of this paragraph. The parties agree to arbitrate between themselves only; this clause does not permit, and the parties explicitly reject, class arbitration. Any attempt to involve other parties, whether similarly situated or not, in any arbitration under this contract is a violation of this contract and shall not be permitted. The number of arbitrators shall be three, one independent and neutral. Within 15 days after commencement of the arbitration, each party shall select one person to act as arbitrator and the two selected shall select a third arbitrator within 15 days of their appointment. The third arbitrator shall chair the proceedings. The seat, or legal place, of arbitration shall be London, England. The language to be used in the arbitral proceedings shall be English. Within 30 days following the appointment of the arbitrators, each party shall provide to the other party copies of all documents relevant to the issues raised by any claim or counterclaim. Within 30 days following the date upon which documents are exchanged, the parties may take up to three depositions of up to three hours each. Discovery disputes shall be resolved upon application to the chair of the arbitration panel; the chair’s resolution shall be final. To the extent not inconsistent with this paragraph, the International Bar Association Rules on the Taking of Evidence in International Commercial Arbitrations shall be applied. Hearings shall be held on four contiguous dates within 150 days after the arbitrators are appointed, and the Award shall be issued within 200 days after the arbitrators are appointed. It is the intent of the parties that these time limits be strictly enforced, but they may be extended by agreement of the parties, and failure to adhere to them shall not constitute a basis for challenging the award. The arbitrators shall agree to comply with this paragraph before accepting appointment.

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MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH:

Signed:	/s/ Steven P. VanNurden
Name:	Steven P. VanNurden
Title:	Assistant Treasurer

Date: 18 October 2010

CARDIO3 BIOSCIENCES SA:

Signed:	/s/ Christian Homsy
Name:	Christian Homsy
Title:	CEO and Special Proxyholder

Date: 18 October 2010